UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2024

V.F. Corporation

(Exact name of registrant as specified in charter)

Pennsylvania	1-5256	23-1180120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Wewatta Street

Denver, Colorado 80202

(Address of principal executive offices)

(720) 778-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, without par value, stated capital $.25 per share	VFC	New York Stock Exchange
4.125% Senior Notes due 2026	VFC26	New York Stock Exchange
0.250% Senior Notes due 2028	VFC28	New York Stock Exchange
4.250% Senior Notes due 2029	VFC29	New York Stock Exchange
0.625% Senior Notes due 2032	VFC32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2024, V. F. Corporation (the “Company”) announced the appointment of Paul Vogel as Executive Vice President and Chief Financial Officer and principal financial officer, effective as of July 8, 2024 (the “Effective Date”). In this role, Mr. Vogel will set the Company’s financial strategy for delivering sustainable, profitable growth for its shareholders and lead the Company’s global finance operations. Matthew Puckett will continue to serve as the Company’s Executive Vice President and Chief Financial Officer and principal financial officer until the Effective Date.

Mr. Vogel, 51, most recently served as Chief Financial Officer of Spotify Technology S.A. where he was responsible for overseeing Spotify’s financial affairs. Mr. Vogel has no family relationship to the Company nor to any of its directors or executive officers, and there are no transactions in which Mr. Vogel has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Vogel and any other person pursuant to which Mr. Vogel was appointed as an officer of the Company.

In connection with his appointment as Executive Vice President and Chief Financial Officer, Mr. Vogel will receive an annual base salary of $825,000, a target annual bonus opportunity of 110% of his annual base salary and a target annual long-term incentive opportunity of $3,000,000. The fiscal year 2025 target annual bonus and annual long-term incentive opportunities will be prorated based on the number of days of service. In addition, he will be granted a special sign-on equity award in the form of restricted stock units with an aggregate grant date fair value of $1,500,000, which will vest 100% on the second anniversary of the grant date of such sign-on award, subject to his continued employment through the vesting date. In addition, Mr. Vogel will be eligible to participate in the Company’s health and welfare programs, 401(k) plan, Severance Plan for Section 16 Officers and other programs available to the Company’s senior executives and will be eligible for relocation benefits in accordance with the Company’s relocation policy.

Mr. Vogel is also expected to execute the Company’s forms of Change in Control Agreement and Non-Competition, Non-Solicitation & Confidentiality Agreement for Equity Plan Participants.

A copy of the press release announcing the appointment of Mr. Vogel is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by VF Corporation on May 22, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION

By:	/s/ Jennifer S. Sim
Name:	Jennifer S. Sim
Title:	Executive Vice President, General Counsel & Secretary

Date: May 22, 2024